As filed with the Securities and Exchange Commission on March 16, 2020

Form S-8 Registration No. 333-11185

Form S-8 Registration No. 333-28019

Form S-8 Registration No. 333-28021

Form S-8 Registration No. 333-41353

Form S-8 Registration No. 333-50013

Form S-8 Registration No. 333-55969

Form S-8 Registration No. 333-68319

Form S-8 Registration No. 333-80641

Form S-8 Registration No. 333-30160

Form S-8 Registration No. 333-42828

Form S-8 Registration No. 333-75820

Form S-8 Registration No. 333-103252

Form S-8 Registration No. 333-104247

Form S-8 Registration No. 333-145747

Form S-8 Registration No. 333-161638

Form S-8 Registration No. 333-178426

Form S-8 Registration No. 333-211499

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-11185

FORM S-8 REGISTRATION STATEMENT NO. 333-28019

FORM S-8 REGISTRATION STATEMENT NO. 333-28021

FORM S-8 REGISTRATION STATEMENT NO. 333-41353

FORM S-8 REGISTRATION STATEMENT NO. 333-50013

FORM S-8 REGISTRATION STATEMENT NO. 333-55969

FORM S-8 REGISTRATION STATEMENT NO. 333-68319

FORM S-8 REGISTRATION STATEMENT NO. 333-80641

FORM S-8 REGISTRATION STATEMENT NO. 333-30160

FORM S-8 REGISTRATION STATEMENT NO. 333-42828

FORM S-8 REGISTRATION STATEMENT NO. 333-75820

FORM S-8 REGISTRATION STATEMENT NO. 333-103252

FORM S-8 REGISTRATION STATEMENT NO. 333-104247

FORM S-8 REGISTRATION STATEMENT NO. 333-145747

FORM S-8 REGISTRATION STATEMENT NO. 333-161638

FORM S-8 REGISTRATION STATEMENT NO. 333-178426

FORM S-8 REGISTRATION STATEMENT NO. 333-211499

UNDER THE SECURITIES ACT OF 1933

DEAN FOODS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	5143	75-2559681
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204
(Address of Principal Executive Offices)

1995 Stock Option and Restricted Stock Plan

1997 Stock Option and Restricted Stock Plan

1997 Employee Stock Purchase Plan

1989 Stock Option Plan
 1991 Incentive and Nonstatutory Stock Option Plan

1992 Incentive and Nonstatutory Stock Option Plan

1992 Director Stock Option Plan

1994 Incentive and Nonstatutory Stock Option Plan

1996 Director Stock Option Plan

401(k) Plan

1988 Restricted Stock Option Plan

1988 Director Option Plan

1990 Stock Option Plan for Non-Employee Directors

1992 Restricted Stock Plan for Non-Employee Directors

1995 Restricted Stock Option Agreements

1997 Stock Option and Restricted Stock Plan

Executive Deferred Compensation Plan

1989 Stock Awards Plan

1992 Director Stock Awards Plan

1996 Director Stock Awards Plan

Fifth Amended and Restated 1997 Stock Option

Restricted Stock Plan and Amended

Restated 1989 Stock Awards Plan

2007 Stock Incentive Plan

2016 Stock Incentive Plan

(Full Titles of the Plans)

Kristy N. Waterman

Senior Vice President, General Counsel

Dean Foods Company

2700 North Haskell Ave., Suite 3400

Dallas, Texas 75204

(Name and address of agent for service)

(214) 303-3400

(Telephone Number, Including Area Code, of Agents for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “ “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Dean Foods Company (the “Registrant”):

•                  Registration Statement No. 333-11185, filed with the SEC on August 30, 1996, registering 1,069,500 shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), under the Registrant’s 1995 Stock Option and Restricted Stock Plan

•                  Registration Statement No. 333-28019, filed with the SEC on May 29, 1997 registering 1,150,000 shares of the Registrant’s Common Stock, under the Registrant’s 1997 Stock Option and Restricted Stock Plan

•                  Registration Statement No. 333-28021, filed with the SEC on May 29, 1997 registering 250,000 shares of the Registrant’s Common Stock, under the Registrant’s 1997 Employee Stock Purchase Plan

•                  Registration Statement No. 333-41353, filed with the SEC on December 2, 1997, registering 5,037,055 shares of the Registrant’s Common Stock under the Registrant’s 1997 Stock Option and Restricted Stock Plan, 1989 Stock Option Plan, 1991 Incentive and Nonstatutory Stock Option Plan, 1992 Incentive and Nonstatutory Stock Option Plan, 1992 Director Stock Option Plan, 1994 Incentive and Nonstatutory Stock Option Plan and 1996 Director Stock Option Plan

•                  Registration Statement No. 333-50013, filed with the SEC on April 13, 1998, registering 200,000 shares of the Registrant’s Common Stock under the Registrant’s 401(k) Plan

•                  Registration Statement No. 333-55969, filed with the SEC on June 3, 1998, registering 276,095 shares of the Registrant’s Common Stock under the Registrant’s 1988 Restricted Stock Option Plan, 1988 Director Option Plan, 1990 Stock Option Plan for Non-Employee Directors, 1992 Restricted Stock Plan for Non-Employee Directors and 1995 Restricted Stock Option Agreements

•                  Registration Statement No. 333-68319, filed with the SEC on December 3, 1998, registering 1,000,000 shares of the Registrant’s Common Stock under the Registrant’s 1997 Stock Option and Restricted Stock Plan

•                  Registration Statement No. 333-80641, filed with the SEC on June 14, 1999, registering 1,500,000 shares of the Registrant’s Common Stock under the Registrant’s 1997 Stock Option and Restricted Stock Plan

•                  Registration Statement No. 333-30160, filed with the SEC on February 11, 2000, registering 120,000 shares of the Registrant’s Common Stock under the Registrant’s Executive Deferred Compensation Plan

•                  Registration Statement No. 333-42828, filed with the SEC on August 2, 2000, registering 2,000,000 shares of the Registrant’s Common Stock under the Registrant’s 1997 Stock Option and Restricted Stock Plan

•                  Post-Effective Amendment No. 3 to the Registration Statement No. 333-75820, filed with the SEC on December 21, 2001, registering 3,164,175 shares of the Registrant’s Common Stock under the Registrant’s 1989 Stock Awards Plan, 1992 Director Stock Awards Plan and 1996 Director Stock Awards Plan

•                  Registration Statement No. 333-103252, filed with the SEC on February 14, 2003, registering 13,789,728 shares of the Registrant’s Common Stock under the Registrant’s Fifth Amended and Restated 1997 Stock Option and Restricted Stock Plan and Amended and Restated 1989 Stock Awards Plan

•                  Registration Statement No. 333-104247, filed with the SEC on April 2, 2003, registering 240,000 shares of the Registrant’s Common Stock under the Registrant’s Executive Deferred Compensation Plan

•                  Registration Statement No. 333-145747, filed with the SEC on August 28, 2007, registering 6,000,000 shares of the Registrant’s Common Stock under the Registrant’s 2007 Stock Incentive Plan

•                  Registration Statement No. 333-161638, filed with the SEC on August 31, 2009, registering 4,000,000 shares of the Registrant’s Common Stock under the Registrant’s 2007 Stock Incentive Plan

•                  Registration Statement No. 333-178426, filed with the SEC on December 9, 2011, registering 2,340,000 shares of the Registrant’s Common Stock under the Registrant’s 2007 Stock Incentive Plan

•                  Registration Statement No. 333-211499, filed with the SEC on May 20, 2016, registering 11,750,000 shares of the Registrant’s Common Stock under the Registrant’s 2016 Stock Incentive Plan

The Registrant has terminated all offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements. Accordingly, pursuant to the undertakings contained in such Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offerings, the Registrant is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, any securities that remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Dean Foods Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 16th day of March, 2020.

By:	/s/ Jeffery S. Dawson
	Name:	Jeffery S. Dawson
	Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jim L. Turner	Chairman of the Board	March 16, 2020
Jim L. Turner

/s/ Eric Beringause	Chief Executive Officer and Director
Eric Beringause	(Principal Executive Officer)	March 16, 2020

/s/ Gary W. Rahlfs	Senior Vice President and Chief Financial Officer
Gary W. Rahlfs	(Principal Financial Officer)	March 16, 2020

/s/ Jeffery S. Dawson	Senior Vice President and Chief Accounting Officer
Jeffery S. Dawson	(Principal Accounting Officer)	March 16, 2020

/s/ Janet Hill	Director	March 16, 2020
Janet Hill

/s/ Wayne Mailloux	Director	March 16, 2020
Wayne Mailloux

/s/ Helen E. McCluskey	Director	March 16, 2020
Helen E. McCluskey

/s/ B. Craig Owens	Director	March 16, 2020
B. Craig Owens

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